UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 DATE OF REPORT
                (DATE OF EARLIEST EVENT REPORTED): March 2, 2006


                                                            IRS Employer
Commission     Registrant; State of Incorporation;          Identification
File Number    Address; and Telephone Number                Number
-----------    ------------------------------------         --------------

1-13739        UNISOURCE ENERGY CORPORATION                 86-0786732
               (An Arizona Corporation)
               One South Church Avenue, Suite 100
               Tucson, AZ 85701
               (520) 571-4000

1-5924         TUCSON ELECTRIC POWER COMPANY                86-0062700
               (An Arizona Corporation)
               One South Church Avenue, Suite 100
               Tucson, AZ 85701
               (520) 571-4000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
-------------------------------------------------------

         On March 2, 2006, UniSource Energy Corporation ("UniSource Energy") issued a press release announcing earnings for the quarter ended December 31, 2005 for UniSource Energy and Tucson Electric Power Company. A copy of the press release is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits
-------------------------------------------
         Exhibit 99 UniSource Energy Corporation Press Release, dated March 2, 2006

                                   SIGNATURES





            Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.








Date: March 2, 2006                    UNISOURCE ENERGY CORPORATION
                                -----------------------------------------
                                               (Registrant)


                                         / s / Kevin P. Larson
                                -----------------------------------------
                                          Senior Vice President and
                                        Principal Financial Officer

Date: March 2, 2006                    TUCSON ELECTRIC POWER COMPANY
                                -----------------------------------------
                                               (Registrant)


                                         / s / Kevin P. Larson
                                -----------------------------------------
                                          Senior Vice President and
                                        Principal Financial Officer

                                                                      Exhibit 99



U N I S O U R C E    E N E R G Y     N E W S
[GRAPHIC OMITTED][GRAPHIC OMITTED]



FOR IMMEDIATE RELEASE                                              March 2, 2006
Media Contact: Joe Salkowski, (520) 884-3625                         Page 1 of 7
Financial Analyst Contact: Jo Smith, (520) 884-3650

                     UNISOURCE ENERGY REPORTS 2005 EARNINGS,
                        ISSUES EARNINGS OUTLOOK FOR 2006

Tucson, Ariz. - UniSource Energy Corp. (NYSE: UNS) today reported earnings for 2005 of $46 million, or $1.33 per basic share of common stock. UniSource Energy also announced that it expects the company's 2006 earnings will be between $1.65 and $2.05 per basic share.

Growing retail and wholesale revenues and the benefits of a financial restructuring in 2005 were offset by the effects of maintenance and unplanned outages at generators serving Tucson Electric Power (TEP), UniSource Energy's largest subsidiary. A nearly four-week unplanned outage shut down Unit 2 at TEP's Springerville Generating Station (SGS) in August, a period when customer demand was high and energy prices were boosted by the impact of Gulf Coast hurricane activity. Higher gas prices and the cost of purchasing electricity during the outage contributed to an 82 percent increase in TEP's purchased power expense.

"The cost of replacing the power that we lost to plant outages took a heavy toll on an otherwise solid year," said James S. Pignatelli, Chairman, President and CEO of UniSource Energy. "Our utility operations continued to experience strong customer growth, and we took advantage of the favorable capital markets to improve TEP's balance sheet, provide additional sources of liquidity and reduce interest costs."

Both TEP and its sister utility, UniSource Energy Services (UES), maintained healthy customer growth rates and increased retail revenues in 2005. UES, which provides gas and electric service in northern and southern Arizona through subsidiaries UNS Gas and UNS Electric, reported earnings of $10 million in both 2005 and 2004.

On a consolidated basis, UniSource Energy generated $276 million of cash flow from operations in 2005, allowing the company to internally fund capital expenditures of $203 million while increasing its dividend to shareholders.

"I'm proud of our efforts to improve our long-term financial and operational performance," Pignatelli said. "We retired more than $320 million of debt and capital lease obligations at TEP, made capital investments to meet the needs of our growing electric and gas service areas and continued to fund the development of a new power plant."

The new gas-fired Luna Energy Facility near Deming, N.M., is expected to be online during the first half of this year, providing TEP with 190 MW to help serve its retail and wholesale customers. TEP expects its total investment to be about $50 million when the plant is completed, all of which is being funded with internally generated cash. TEP will co-own the facility with PNM, an Albuquerque, N.M.-based utility and Phelps Dodge Energy Services.

Meanwhile, construction of the new 400-MW coal-fired Unit 3 at SGS remains on pace for completion during the third quarter of 2006. TEP will operate the unit and purchase up to100 MW for a maximum of five years from Tri-State Generation and Transmission Association, which will lease the completed unit from a financial owner.

In 2004, UniSource Energy reported earnings of $46 million, or $1.34 per basic share. Those results include $10 million of expenses related to a proposed acquisition of UniSource Energy that was rejected by state regulators in December 2004.

TUCSON ELECTRIC POWER COMPANY

TEP reported earnings for 2005 of $48 million, or $1.39 per basic UniSource Energy share, compared with earnings of $46 million, or $1.34 per basic UniSource Energy share, in 2004.

Factors impacting TEP's 2005 results include:

         -- a $28 million increase in retail revenues due to warmer weather and the expansion of TEP's customer base, which grew to approximately 385,000 by the end of 2005 - a 3 percent increase from the same period last year, and an $18 million increase in wholesale revenues due to higher market prices for energy.

         -- $74 million of higher purchased power and fuel expense, leading to a $28 million decline in utility gross margin (the sum of retail and wholesale electric revenues, less fuel and purchased power expense). The increase in purchased power expense was due to planned and unplanned coal plant outages, as well as higher market prices for energy;

         -- a $6 million increase in amortization expense of the Transition Recovery Asset;

         -- a $17 million reduction in interest expense due to the debt refinancing completed in 2005 and lower balances on capital lease obligations; and

         -- a $10 million increase in gains from the sales of excess sulfur dioxide (SO2) emission allowances.

In 2004, TEP recorded $8 million of expenses related to its allocation of costs associated with a proposed acquisition of UniSource Energy.

UNS GAS

UNS Gas reported net income for 2005 of $5 million, compared with net income of $6 million in 2004.

Retail therm sales in 2005 declined by 2 percent compared to 2004 due to warmer weather in northern Arizona. UNS Gas' retail customer base grew to approximately 139,000 by the end of 2005, a 4 percent increase from the previous year.

UNS ELECTRIC

UNS Electric reported earnings for 2005 of $5 million, compared with earnings of $4 million in 2004.

Warmer weather and customer growth contributed to a 4 percent year-over-year increase in retail kilowatt hour sales. UNS Electric's customer base grew to approximately 89,000 customers, a 4 percent increase over 2004.

MILLENNIUM ENERGY HOLDINGS

Millennium Energy Holdings, a subsidiary that oversees UniSource Energy's unregulated investments, reported a net loss of $6 million in 2005, compared with a net loss of $4 million in 2004. Higher net losses in 2005 are due primarily to increased operating expenses at some of its investees and a $1 million net loss on the disposal of Microsat.

EARNINGS PER SHARE SUMMARY


                                            Year End             4th Quarter
Net Income (millions)                    2005     2004         2005        2004
--------------------------------------------------------------------------------
Tucson Electric Power                   $48.3    $46.1        $20.4        $1.1
UNS Gas                                   5.0      5.7          2.9         4.1
UNS Electric                              5.0      4.3          1.3         0.1
Millennium                               (5.7)    (4.1)        (0.8)       (1.4)
Other                                    (5.9)    (6.1)        (1.1)       (1.0)
--------------------------------------------------------------------------------
Income Before Cumulative Effect
of Accounting Change                    $46.7    $45.9        $22.7        $2.9
--------------------------------------------------------------------------------
Cumulative Effect of Accounting
Change - Net of Tax                      (0.6)       -         (0.6)          -
--------------------------------------------------------------------------------
UniSource Energy Consolidated           $46.1    $45.9        $22.1        $2.9
================================================================================


                                            Year End             4th Quarter
Per UniSource Energy Share               2005     2004         2005        2004
--------------------------------------------------------------------------------
Tucson Electric Power                   $1.39    $1.34        $0.58       $0.03
UNS Gas                                  0.14     0.17         0.08        0.12
UNS Electric                             0.14     0.13         0.04        0.01
Millennium                              (0.16)   (0.12)       (0.02)      (0.04)
Other                                   (0.16)   (0.18)       (0.03)      (0.03)
--------------------------------------------------------------------------------
Income Before Cumulative Effect
of Accounting Change                    $1.35    $1.34        $0.65       $0.09
--------------------------------------------------------------------------------
Cumulative Effect of Accounting
Change - Net of Tax                     (0.02)       -        (0.02)          -
--------------------------------------------------------------------------------
UniSource Energy Consolidated           $1.33    $1.34        $0.63       $0.09
================================================================================

Avg. Shares Outstanding (millions)       34.8     34.4         35.0        34.5


(1) Includes losses from Global Solar of $7.1 million in 2005; $5.4 million in 2004; $2.2 million in the 4th quarter of 2005; and $1.5 million in the 4th quarter of 2004.

(2) Includes UniSource Energy stand-alone and results from UniSource Energy Development.

UniSource Energy believes that the presentation of TEP, UNS Gas, UNS Electric, Millennium, and Other segment net income or loss on a per basic UniSource Energy share basis, which are non-GAAP financial measures, provides useful information to investors by disclosing the results of operations of its business segments on a basis consistent with UniSource Energy's reported earnings.

EARNINGS OUTLOOK

UniSource Energy's management currently estimates that its 2006 full-year earnings will be between $1.65 and $2.05 per share.

Numerous factors can affect UniSource Energy's ability to reach the 2006 estimate. The factors include, but are not limited to: changes in accounting standards; uncertainties prevailing in the wholesale power market; regulatory decisions; performance of TEP's generating plants; the weather; the pace and strength of the regional economy; fuel and purchased power expense; changes to long-term contracts; changes in asset depreciable lives; the potential sale of Global Solar; and the amount of losses incurred by Millennium.

UniSource Energy's earnings are subject to the seasonal energy sales of its utilities. Generally, TEP records a significant portion of its earnings during the third quarter as a result of peak energy usage during the summer.

DISCUSSION OF 2005 EARNINGS AND 2006 OUTLOOK

UniSource Energy officials will discuss the company's 2005 year-end earnings and outlook for 2006 on March 3, 2006 beginning at 12 p.m. EST in a conference call that will be available live on the Internet. James S. Pignatelli, UniSource Energy Chairman, President and Chief Executive Officer, and Kevin P. Larson, Senior Vice President and Chief Financial Officer, will host the call.

INTERNET ACCESS
A live audio-only webcast of the conference call is available through a link at www.uns.com. Listeners are encouraged to visit the Web site at least 30 minutes before the event to register, download and install any necessary audio software. A recording of the webcast will be available for 30 days through a link at uns.com.

TELEPHONE ACCESS

To listen to the live conference call, dial 877-582-0446 five to 10 minutes prior to the event and reference confirmation code 5986480. A telephone replay will be available for seven days starting March 3. To listen to the replay, dial 800-642-1687 and reference confirmation code 5986480.

UniSource Energy's primary subsidiaries include Tucson Electric Power, which serves nearly 385,000 customers in southern Arizona; UniSource Energy Services, provider of natural gas and electric service for nearly 228,000 customers in northern and southern Arizona; and Millennium Energy Holdings, parent company of UniSource Energy's unregulated energy businesses. For more information about UniSource Energy and its subsidiaries, visit uns.com.

This news release contains forward-looking information that involves risks and uncertainties, that include, but are not limited to: changes in accounting standards; the outcome of regulatory proceedings; the ongoing restructuring of the electric industry; regional economic and market conditions which could affect customer growth and the cost of fuel and power supplies; changes to long-term contracts; performance of TEP's generating plants; the weather; changes in asset depreciable lives; changes related to the recognition of unbilled revenue; the cost of debt and equity capital; and other factors listed in UniSource Energy's Form 10-K and 10-Q filings with the Securities and Exchange Commission. The preceding factors may cause future results to differ materially from outcomes currently expected by UniSource Energy.


UNISOURCE ENERGY 2005 RESULTS

UniSource Energy Corporation
Condensed Consolidated Statements of Income                                   Three Months Ended
(in thousands of dollars, except per share amounts)                              December 31,                 Increase / (Decrease)
                                                                                                              ---------------------
(UNAUDITED)                                                                    2005                2004       Amount        Percent
-----------------------------------------------------------------------------------------------------------------------------------

Operating Revenues
  Electric Retail Sales                                                   $ 196,033           $ 186,750      $ 9,283           5.0
  Electric Wholesale Sales                                                   70,786              38,955       31,831          81.7
  Gas Revenue                                                                47,071              41,841        5,230          12.5
  Other Revenues                                                              4,872               5,958       (1,086)        (18.2)
-----------------------------------------------------------------------------------------------------------------------------------
    Total Operating Revenues                                                318,762             273,504       45,258          16.5
-----------------------------------------------------------------------------------------------------------------------------------

Operating Expenses
  Fuel                                                                       56,614              46,211       10,403          22.5
  Purchased Energy                                                           85,065              65,830       19,235          29.2
  Other Operations and Maintenance                                           52,670              74,391      (21,721)        (29.2)
  Depreciation and Amortization                                              33,510              27,247        6,263          23.0
  Amortization of Transition Recovery Asset                                  12,553              10,441        2,112          20.2
  Taxes Other Than Income Taxes                                              11,423               9,736        1,687          17.3
-----------------------------------------------------------------------------------------------------------------------------------
    Total Operating Expenses                                                251,835             233,856       17,979           7.7
-----------------------------------------------------------------------------------------------------------------------------------
      Operating Income                                                       66,927              39,648       27,279          68.8
-----------------------------------------------------------------------------------------------------------------------------------

Other Income (Deductions)
  Interest Income                                                             5,144               5,304         (160)         (3.0)
  Other Income                                                                4,921               5,759         (838)        (14.6)
  Other Expense                                                                 112              (3,539)       3,651           N/M
-----------------------------------------------------------------------------------------------------------------------------------
    Total Other Income (Deductions)                                          10,177               7,524        2,653          35.3
-----------------------------------------------------------------------------------------------------------------------------------

Interest Expense
  Long-Term Debt                                                             18,664              19,904       (1,240)         (6.2)
  Interest on Capital Leases                                                 19,873              25,011       (5,138)        (20.5)
  Loss on Reaquired Debt                                                          -                 151         (151)          N/M
  Other Interest Expense                                                        650                 749          (99)        (13.2)
  Interest Capitalized                                                         (743)               (824)          81           9.8
-----------------------------------------------------------------------------------------------------------------------------------
    Total Interest Expense                                                   38,444              44,991       (6,547)        (14.6)
-----------------------------------------------------------------------------------------------------------------------------------

Income Before Income Taxes and
Cumulative Effect of Accounting Change                                       38,660               2,181       36,479           N/M
  Income Tax Expense (Benefit)                                               15,972                (717)      16,689           N/M
-----------------------------------------------------------------------------------------------------------------------------------

Income Before Cumulative Effect of Accounting Change                         22,688               2,898       19,790           N/M
Cumulative Effect of Accounting Change - Net of Tax                            (626)                  -         (626)          N/M
-----------------------------------------------------------------------------------------------------------------------------------

Net Income                                                                 $ 22,062             $ 2,898     $ 19,164           N/M
===================================================================================================================================

Weighted-average Shares of Common Stock Outstanding (000)                    34,990              34,477          513           1.5
===================================================================================================================================

Basic Earnings per Share
  Income Before Cumulative Effect of Accounting Change                        $0.65               $0.08        $0.57           N/M
  Cumulative Effect of Accounting Change - Net of Tax                         (0.02)                  -        (0.02)          N/M
-----------------------------------------------------------------------------------------------------------------------------------
  Net Income                                                                  $0.63               $0.08        $0.55           N/M
===================================================================================================================================

Diluted Earnings per Share
  Income Before Cumulative Effect of Accounting Change                        $0.60               $0.08        $0.52           N/M
  Cumulative Effect of Accounting Change - Net of Tax                         (0.02)                  -        (0.02)          N/M
-----------------------------------------------------------------------------------------------------------------------------------
  Net Income                                                                  $0.58               $0.08        $0.50           N/M
===================================================================================================================================

Dividends Declared per Share                                                  $0.19               $0.16        $0.03          18.8
===================================================================================================================================


                                                                                Three Months Ended
Tucson Electric Power                                                                December 31,            Increase / (Decrease)
                                                                                                             ----------------------
Electric kWh Sales (000):                                                      2005                2004       Amount       Percent
-----------------------------------------------------------------------------------------------------------------------------------
  Retail Sales                                                            1,977,573           1,900,989       76,584           4.0
  Wholesale Sales                                                         1,006,755             740,321      266,434          36.0
-----------------------------------------------------------------------------------------------------------------------------------
    Total                                                                 2,984,328           2,641,310      343,018          13.0
===================================================================================================================================

N/M - Not Meaningful
Reclassifications have been made to prior periods to conform to the current period's presentation.


UNISOURCE ENERGY 2005 RESULTS

UniSource Energy Corporation
Condensed Consolidated Statements of Income                                      Twelve Months Ended
(in thousands of dollars, except per share amounts)                                  December 31,            Increase / (Decrease)
                                                                                                             ---------------------
(UNAUDITED)                                                                    2005                2004       Amount       Percent
----------------------------------------------------------------------------------------------------------------------------------
Operating Revenues
  Electric Retail Sales                                                   $ 895,411           $ 862,258     $ 33,153           3.8
  Electric Wholesale Sales                                                  178,667             160,154       18,513          11.6
  Gas Revenue                                                               135,909             126,666        9,243           7.3
  Other Revenues                                                             19,548              19,900         (352)         (1.8)
----------------------------------------------------------------------------------------------------------------------------------
    Total Operating Revenues                                              1,229,535           1,168,978       60,557           5.2
----------------------------------------------------------------------------------------------------------------------------------

Operating Expenses
  Fuel                                                                      226,278             212,514       13,764           6.5
  Purchased Energy                                                          324,351             250,668       73,683          29.4
  Other Operations and Maintenance                                          228,237             252,711      (24,474)         (9.7)
  Depreciation and Amortization                                             135,556             135,315          241           0.2
  Amortization of Transition Recovery Asset                                  56,418              50,153        6,265          12.5
  Taxes Other Than Income Taxes                                              47,737              48,227         (490)         (1.0)
----------------------------------------------------------------------------------------------------------------------------------
    Total Operating Expenses                                              1,018,577             949,588       68,989           7.3
----------------------------------------------------------------------------------------------------------------------------------
      Operating Income                                                      210,958             219,390       (8,432)         (3.8)
----------------------------------------------------------------------------------------------------------------------------------

Other Income (Deductions)
  Interest Income                                                            19,838              20,192         (354)         (1.8)
  Other Income                                                               10,985              15,030       (4,045)        (26.9)
  Other Expense                                                              (2,155)             (6,439)       4,284          66.5
----------------------------------------------------------------------------------------------------------------------------------
    Total Other Income (Deductions)                                          28,668              28,783         (115)         (0.4)
----------------------------------------------------------------------------------------------------------------------------------

Interest Expense
  Long-Term Debt                                                             76,762              80,968       (4,206)         (5.2)
  Interest on Capital Leases                                                 79,098              85,912       (6,814)         (7.9)
  Loss on Reaquired Debt                                                      5,261               1,990        3,271           N/M
  Other Interest Expense                                                      3,153               1,947        1,206          61.9
  Interest Capitalized                                                       (3,978)             (2,509)      (1,469)        (58.5)
----------------------------------------------------------------------------------------------------------------------------------
    Total Interest Expense                                                  160,296             168,308       (8,012)         (4.8)
----------------------------------------------------------------------------------------------------------------------------------

Income Before Income Taxes and
Cumulative Effect of Accounting Change                                       79,330              79,865         (535)         (0.7)
  Income Tax Expense                                                         32,560              33,946       (1,386)         (4.1)
----------------------------------------------------------------------------------------------------------------------------------

Income Before Cumulative Effect of Accounting Change                         46,770              45,919          851           1.9
Cumulative Effect of Accounting Change - Net of Tax                            (626)                  -         (626)          N/M
----------------------------------------------------------------------------------------------------------------------------------

Net Income                                                                 $ 46,144            $ 45,919        $ 225           0.5
==================================================================================================================================

Weighted-average Shares of Common Stock Outstanding (000)                    34,798              34,380          418           1.2
==================================================================================================================================

Basic Earnings per Share
  Income Before Cumulative Effect of Accounting Change                        $1.35               $1.34        $0.01           0.7
  Cumulative Effect of Accounting Change - Net of Tax                         (0.02)                  -        (0.02)          N/M
----------------------------------------------------------------------------------------------------------------------------------
  Net Income                                                                  $1.33               $1.34       $(0.01)         (0.7)
==================================================================================================================================
Diluted Earnings per Share
  Income Before Cumulative Effect of Accounting Change                        $1.30               $1.31       $(0.01)         (0.8)
  Cumulative Effect of Accounting Change - Net of Tax                         (0.02)                  -        (0.02)          N/M
----------------------------------------------------------------------------------------------------------------------------------
  Net Income                                                                  $1.28               $1.31       $(0.03)         (2.3)
==================================================================================================================================
Dividends Declared per Share                                                  $0.76               $0.64        $0.12          18.8
==================================================================================================================================

                                                                                Twelve Months Ended
Tucson Electric Power                                                               December 31,              Increase / (Decrease)
                                                                                                              ---------------------
Electric kWh Sales (000):                                                      2005              2004          Amount       Percent
----------------------------------------------------------------------------------------------------------------------------------
  Retail Sales                                                            8,874,985           8,542,990      331,995           3.9
  Wholesale Sales                                                         3,181,900           3,292,315     (110,415)         (3.4)
----------------------------------------------------------------------------------------------------------------------------------
    Total                                                                12,056,885          11,835,305      221,580           1.9
==================================================================================================================================

N/M - Not Meaningful
Reclassifications have been made to prior periods to conform to the current period's presentation.